UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2022

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 or the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 11, 2022, Brady Corporation (the “Company”) announced that J. Michael Nauman will be retiring as the Company’s President and Chief Executive Officer, effective April 1, 2022 (the “Effective Date”). In connection with his retirement, Mr. Nauman also resigned from his position on the Board of Directors of the Company as of the Effective Date. Pursuant to the terms of a Complete and Permanent Release and Retirement Agreement between the Company and Mr. Nauman dated as of March 10, 2022 (the “Retirement Agreement”), Mr. Nauman will remain employed by the Company and receive his current salary and benefits from the Effective Date until June 17, 2022, during which time he will be available to the Company in a consultative position to assist with respect to the transition. Pursuant to the Retirement Agreement, Mr. Nauman will receive, among other items, special consideration consisting of Mr. Nauman’s base salary paid from August 1, 2021 through April 1, 2022 multiplied by the actual percentage achievement of the Company’s annual cash incentive award performance goals for fiscal year 2022. The Retirement Agreement also contains 24-month non-competition and non-solicitation provisions, as well as standard confidentiality, waiver and release and non-disparagement provisions. The Retirement Agreement is subject to legal revocation rights.
The Company also announced that as of April 1, 2022, Russell R. Shaller has been appointed President and Chief Executive Officer. In addition, Mr. Shaller was appointed as a member of the Board of Directors, effective April 1, 2022, to fill the vacancy created by Mr. Nauman’s resignation, with a term expiring at the next annual meeting of shareholders to be held in November 2022. Mr. Shaller will also retain his position of Senior Vice President and President – Identification Solutions during the pendency of a search for his replacement in this role.
The Company entered into an employment offer letter dated March 11, 2022 with Mr. Shaller (the “Offer Letter”). The Offer Letter provides that Mr. Shaller will receive an annual base salary of $690,000, subject to periodic review and adjustment. The Offer Letter also provides that he will participate in the Company’s annual cash incentive plan in fiscal 2022, with a targeted annual incentive opportunity of 100% of base salary and a maximum annual incentive opportunity of 300% of base salary effective April 1, 2022. The Offer Letter further provides that Mr. Shaller will receive awards on April 1, 2022 under the Company’s 2017 Omnibus Incentive Stock Plan with a grant date value of $760,500 of time-based stock options and a grant date value of $760,500 of time-based restricted stock units. In addition, Mr. Shaller will receive awards with a grant date value of $1,014,000 of performance-based restricted stock units in August 2022, subject to the discretion of the Management Development and Compensation Committee. Under the terms of the Offer Letter, Mr. Shaller will be required to hold, directly or indirectly, shares of Brady common stock equal to five times his base salary within five years of his appointment as President and Chief Executive Officer.
Also pursuant to the terms of the Offer Letter, the Company entered into a Restricted Stock Unit Agreement with Mr. Shaller (the “RSU Agreement”) under which Mr. Shaller will receive restricted stock units with a grant date value of $250,000. The restricted stock units will vest upon the first, second and third anniversaries of the grant date, with vesting accelerated in the event of death, disability, or termination following a change of control. The Company also entered into a Change of Control Agreement with Mr. Shaller (the “Change of Control Agreement”). Under the terms of the Change of Control Agreement, in the event of a qualifying termination within 24 months following a change of control (as such events are defined in the Change of Control Agreement), Mr. Shaller will receive two times his annual base salary, two times his target bonus, and the amount of his target bonus prorated based on when the termination occurs.
A copy of the Company’s press release announcing Mr. Nauman’s retirement and Mr. Shaller’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing descriptions of the Retirement Agreement, the Offer Letter, the RSU Agreement and the Change of Control Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Complete and Permanent Release and Retirement Agreement between the Company and Mr. Nauman dated as of March 10, 2022.

10.2	Employment Offer Letter between the Company and Mr. Shaller dated as of March 11, 2022.

10.3	Restricted Stock Unit Agreement between the Company and Mr. Shaller dated as of April 1, 2022.

10.4	Change of Control Agreement between the Company and Mr. Shaller dated as of April 1, 2022.
99.1	Press Release of Brady Corporation, dated March 11, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: March 16, 2022

/s/ AARON J. PEARCE
Aaron J. Pearce
Chief Financial Officer and Treasurer